EXHIBIT 10.11(a)
First Amendment to the
Seventh Amended and Restated Savings and Investment Plan
          Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Seventh Amended and Restated Savings and Investment Plan (as amended, the “Existing Plan”);
          Whereas, Section 16.01 of the Existing Plan authorizes and empowers the Employee Benefits Committee of the Corporation (the “Committee”) to amend the Existing Plan in certain respects; and
          Whereas, (i) the Committee desires to amend the Existing Plan in certain respects to reflect certain provisions of the Final Regulations under Sections 401(k) and 401(m) of the Internal Revenue Code that were published on December 29, 2004 (the “Final 401(k) Regulations”), (ii) this First Amendment to the Seventh Amended and Restated Savings and Investment Plan (this “Amendment”) is intended as good faith compliance with the requirements of the Final 401(k) Regulations and (iii) in furtherance of that desire, the Committee has duly authorized and approved this Amendment;
          Now, Therefore, the Existing Plan is hereby amended as follows:
          Section 1. Amendment of Section 1.03 of the Existing Plan. Effective as of January 1, 2006, Section 1.03 of the Existing Plan is hereby amended by amending the definition of “Eligible Earnings” contained therein by amending the proviso thereof to read in its entirety as follows:
provided, however, that notwithstanding any other provision of this Plan to the contrary, (i) for Plan Years beginning on or after January 1, 1997, the annual Eligible Earnings of each Participant taken into account under this Plan shall not exceed $160,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17) of the Code, (ii) the cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Eligible Earnings is determined beginning in such calendar year, (iii) if a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12, and (iv) effective as of January 1, 2006, except for occasional, bona fide administrative considerations, contributions made pursuant to an Elective Deferral election cannot precede the earlier of (A) the performance of services related to the contribution and (B) when the compensation that is subject to the election would be currently available to the Eligible Employee in the absence of an election to defer.
          Section 2. Amendment of Article IV of the Existing Plan. Effective as of January 1, 2006, Article IV of the Existing Plan is hereby amended by adding thereto a new Section 4.06 to read in its entirety as follows:

          Section 4.06. Modifications to Actual Deferral Percentage Testing Requirements. Except as set forth below, the following provisions will apply effective for Plan Years beginning after December 31, 2005:
     (a) Targeted Matching Contribution Limit. A matching contribution with respect to an Elective Deferral for a Plan Year is not taken into account under the Actual Contribution Percentage test for a Non-Highly Compensated Participant to the extent it exceeds the greatest of:
(i)	five percent of the Non-Highly Compensated Participant’s 414(s) Compensation for the Plan Year;

(ii)	the Non-Highly Compensated Participant’s Elective Deferrals for the Plan Year; and

(iii)	the product of two times this Plan’s Representative Matching Rate and the Non-Highly Compensated Participant’s Elective Deferrals for the Plan Year.
For purposes of this Section, this Plan’s “Representative Matching Rate” is the lowest Matching Rate for any eligible Non-Highly Compensated Participant among a group of Non-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants in this Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest Matching Rate for all eligible Non-Highly Compensated Participants in this Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).
     For purposes of this Section, the “Matching Rate” for a Participant generally is the matching contributions made for such Participant divided by the Participant’s Elective Deferrals for the Plan Year. If the matching rate is not the same for all levels of Elective Deferrals for a Participant, then the Participant’s Matching Rate is determined assuming that a Participant’s Elective Deferrals are equal to 6% of 414(s) Compensation.
     If this Plan provides a match with respect to the sum of the Participant’s After-Tax Contributions and Elective Deferrals, then for purposes of this Section, that sum is substituted for the amount of the Participant’s Elective Deferrals in subsections (ii) and (iii) above and in determining the Matching Rate, and Participants who make either After-Tax Contributions or Elective Deferrals are taken into account in determining this Plan’s Representative Matching Rate. Similarly, if this Plan provides a match with respect to the Participant’s After-Tax Contributions, but not Elective Deferrals, then for purposes of this subsection, the Participant’s After-Tax Contributions are substituted for the amount of the Participant’s Elective Deferrals in subsections (ii) and (iii) above and in determining the Matching Rate and Participants who make After-Tax Contributions are taken into account in determining this Plan’s Representative Matching Rate.
     (b) Targeted QNEC limit. Qualified Non-Elective Contributions (as defined in Section 1.401(k)-6 of the Regulations) cannot be taken into account under the Actual Contribution Percentage test for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Section 414(s) Compensation and the greater of 5% or two times this Plan’s Representative Contribution Rate. Any Qualified Non-Elective Contribution taken into account under an Actual Deferral Percentage test under Section 1.401(k)-2(a)(6) of the Regulations (including the determination of the Representative Contribution Rate for purposes of Section 1.401(k)-2(a)(6)(iv)(B) of the Regulations) is not permitted to be taken into account for purposes of this Section (including the determination of the Representative Contribution Rate for purposes of subsection (i) below). For purposes of this Section:
(i)	The Plan’s “Representative Contribution Rate” is the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Participant among a group of eligible Non-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Participant who is in the group of all eligible Non-Highly Compensated Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and

(ii)	The “Applicable Contribution Rate” for an eligible Non-Highly Compensated Participant is the sum of the matching contributions (as defined in Section 1.401(m)-1(a)(2) of the Regulations) taken into account in determining the Actual Contribution Ratio for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for that Non-Highly Compensated Participant for the Plan Year, divided by that Non-Highly Compensated Participant’s 414(s) Compensation for the Plan Year.
Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10% of that Non-Highly Compensated Participant’s 414(s) Compensation.
     (c) Actual Contribution Ratio of Highly Compensated Employees Multiple plans. The Actual Contribution Ratio for any Participant who is a

Highly Compensated Employee and who is eligible to have matching contributions or After-Tax Contributions allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, then all matching contributions and After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before January 1, 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations promulgated under Section 401(m) of the Code.
     (d) Plans Using Different Testing Methods for the Actual Contribution Ratio and Actual Deferral Percentage. Except as otherwise provided in this Section, this Plan may use the current year testing method or prior year testing method for the Actual Contribution Percentage test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the Actual Deferral Percentage test for that Plan Year; provided, however, that if different testing methods are used, then this Plan cannot use:
(i)	the recharacterization method of Section 1.401(k)-2(b)(3) of the Regulations to correct excess contributions for a Plan Year;

(ii)	the rules of Section 1.401(m)-2(a)(6)(ii) of the Regulations to take Elective Deferrals into account under the Actual Contribution Percentage test (rather than the Actual deferral Percentage test); or

(iii)	the rules of Section 1.401(k)-2(a)(6) of the Regulations to take Qualified Matching Contributions into account under the Actual Deferral Percentage test (rather than the Actual Contribution Percentage test).
     (e) Distribution of Income Attributable to Excess Aggregate Contributions. This Section 4.06(e) shall only be effective between January 1, 2006 and December 31, 2007. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For purposes of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 5.10(e), except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the Actual Contribution Percentage test for amounts taken into account under the Actual Deferral Percentage test.

     (f) Corrective Contributions. If a failed Actual Contribution Percentage test is to be corrected by making an Employer contribution, then the provisions of this Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Participant pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 4.06(a) and 4.06(b) hereof.
This Section 4.06 shall supersede the provisions of this Plan to the extent those provisions are inconsistent with the provisions of this Section 4.06.
          Section 3. Amendment of Article V of the Existing Plan. Effective as of January 1, 2006, Article V of the Existing Plan is hereby amended by adding thereto a new Section 5.10 to read in its entirety as follows:
       Section 5.10. Modifications to Actual Deferral Percentage Testing Requirements. Except as set forth below, the following provisions will apply effective for Plan Years beginning after December 31, 2005. This Section 5.10 shall supersede the provisions of this Plan to the extent those provisions are inconsistent with the provisions of this Section 5.10.
        (a) Targeted Contribution Limit. Qualified Non-Elective Contributions (as defined in Section 1.401(k)-6 of the Regulations) cannot be taken into account in determining the Actual Deferral Ratio for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Section 414(s) Compensation and the greater of 5% or two times this Plan’s Representative Contribution Rate. Any Qualified Non-Elective Contribution taken into account under an Actual Contribution Percentage test under Section 1.401(m)-2(a)(6) of the Regulations (including the determination of the representative contribution rate for purposes of Section 1.401(m)-2(a)(6)(v)(B) of the Regulations), is not permitted to be taken into account for purposes of this Section (including the determination of the Representative Contribution Rate under this Section). For purposes of this Section:
(i)	The Plan’s “Representative Contribution Rate” is the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Participant among a group of eligible Non-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest Applicable Contribution Rate of any eligible Non-Highly Compensated Participant who is in the group of all eligible Non- Highly Compensated Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and
(ii)	The “Applicable Contribution Rate” for an eligible Non-Highly Compensated Participant is the sum of the Qualified Matching

Contributions (as defined in Section 1.401(k)-6 of the Regulations) taken into account in determining the Actual Deferral Ratio for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Participant for the Plan Year, divided by the eligible Non-Highly Compensated Participant’s 414(s) Compensation for the same period.
Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10% of that Non-Highly Compensated Participant’s 414(s) Compensation.
     Qualified Matching Contributions may only be used to calculate an Actual Deferral Ratio to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the Actual Contribution Percentage test for the Plan Year under the rules of Section 1.401(m)-2(a)(5)(ii) of the Regulations and as set forth in Section 4.06.
     (b) Limitation on QNECs and QMACs. Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account to determine an Actual Deferral Ratio to the extent such contributions are taken into account for purposes of satisfying any other Actual Deferral Percentage test, any Actual Contribution Percentage test, or the requirements of Section 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4 of the Regulations. Thus, for example, matching contributions that are made pursuant to Section 1.401(k)-3(c) of the Regulations cannot be taken into account under the Actual Deferral Percentage test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Section 1.401(k)-2(c) of the Regulations, Qualified Non-Elective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.
     (c) Actual Deferral Ratio of HCE if Multiple Plans. The Actual Deferral Ratio of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (as defined in Section 1.401(k)-6) of the Regulations (and Qualified Non-Elective Contributions and/or Qualified

Matching Contributions, if treated as Elective Contributions for purposes of the Actual Deferral Percentage test) allocated to such Participant’s accounts under two or more cash or deferred arrangements described in Section 401(k) of the Code, that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Non-Elective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before January 1, 2006, if the plans have different plan years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations under Section 401(k) of the Code.
     (d) Plans Using Different Testing Methods for the Actual Deferral Percentage and Actual Contribution Percentage Tests. Except as otherwise provided in this Section, this Plan may use the current year testing method or prior year testing method for the Actual Deferral Percentage test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the Actual Contribution Percentage test for that Plan Year. However, if different testing methods are used, then this Plan cannot use:
(i)	the recharacterization method of Section 1.401(k)-2(b)(3) of the Regulations to correct excess contributions for a Plan Year;

(ii)	the rules of Section 1.401(m)-2(a)(6)(ii) of the Regulations to take Elective Contributions into account under the Actual Contribution Percentage test (rather than the Actual Deferral Percentage test); or

(iii)	the rules of Section 1.401(k)-2(a)(6)(v) of the Regulations to take Qualified Matching Contributions into account under the Actual Deferral Percentage test (rather than the Actual Contribution Percentage test).
     (e) Distribution of Income Attributable to Excess Contributions. This Section 5.10(e) shall only be effective between January 1, 2006 and December 31, 2007. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for any gap period (i.e., the period between the end of the Plan Year and the date of the distribution). The Corporation has the discretion to determine and allocate income using any of the methods set forth below:
(i)	Reasonable Method of Allocating Income. The Corporation may use any reasonable method for computing the income allocable to Excess Contributions; provided, however, that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under this Plan for the Plan Year, and is used by this Plan for allocating income to Participant’s accounts. This Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven days before the distribution.
(ii)	Alternative Method of Allocating Income. The Corporation may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the Actual Deferral Percentage test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:
(A)	Account balance attributable to Elective Contributions and other amounts taken into account under the Actual Deferral Percentage test as of the beginning of the Plan Year, and

(B)	any additional amount of such contributions made for the Plan Year.
     (f) Safe Harbor Method of Allocating Gap Period Income. This Section 5.10(f) shall only be effective between January 1, 2006 and December 31, 2007. The Corporation may use the safe harbor method in this paragraph (f) to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to 10% of the income allocable to Excess Contributions for the Plan Year that would be determined under Section 5.10(e)(ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.
     (g) Alternative method for allocating Plan Year and gap period income. This Section 5.10(g) shall only be effective between January 1, 2006 and December 31, 2007. The Corporation may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by Section 5.10(e)(ii) to this aggregate period. This is accomplished by (I) substituting the income for the Plan Year and the gap period, for the income for the Plan Year and (ii) substituting the amounts taken into account under the Actual Deferral Percentage test for the Plan Year and the gap period, for the amounts taken into account under the Actual Deferral Percentage test for the Plan Year in determining the fraction that is multiplied by that income.

     (h) Corrective Contributions. If a failed Actual Deferral Percentage test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Participant pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 5.10(a), or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 4.06.
          Section 4. Amendment of Section 10.6 of the Existing Plan. Effective as of January 1, 2006, Section 10.6 of the Existing Plan is hereby amended by adding thereto a new paragraph (e) to read in its entirety as follows:
     (e) This Section 10.06(e) shall only be effective with respect to Plan Years beginning after December 31, 2005. This Section 10.06(e) shall supersede the provisions of this Plan to the extent those provisions are inconsistent with the provisions of this Section 10.06(e). This Plan shall disregard Elective Deferrals in applying the vesting provisions of this Plan to other contributions or benefits under Section 411(a)(2) of the Code; provided, however, that this Plan shall otherwise take a Participant’s Elective Deferrals into account in determining the Participant’s vested benefits under this Plan. Thus, for example, this Plan shall take Elective Deferrals into account in determining whether a Participant has a nonforfeitable right to contributions under this Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) of the Code permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).
          Section 5. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 6. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the Participants and their Beneficiaries (as such terms are defined in the Existing Plan) and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 7. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

          Section 8. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
          In Witness Whereof, the Committee has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized on December 28, 2006.

Sterling Chemicals, Inc.

/s/ Richard K. Crump
Richard K. Crump, President and Chief
Executive Officer